UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
November 21, 2014 (November 18, 2014)

WEED GROWTH FUND, INC.
formerly Ovation Research, Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-189762
(Commission File No.)

5635 N. Scottsdale Road
Suite 130
Scottsdale, Arizona 85250
(Address of principal executive offices and Zip Code

(480) 725-9060
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                          ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 17, 2014, we entered into an agreement to acquire 3,003,600 restricted shares of common stock from City Media, Inc., a Utah corporation (OTCQB: CTYM) hereinafter "CTYM", in consideration of $100,000.00.  The $100,000 was then used by CTYM to pay off existing debts of CTYM.  1,000,000 of the foregoing shares of common stock are subject to a lock up agreement.  See Exhibit 10.3 at Item 9.01 – Financial Statements and Exhibits.

On November 17, 2014, we entered into an acquisition agreement with five (5) affiliates of CTYM to acquire 7,509,000 restricted shares of common stock of CTYM in consideration of $250,000.00.

ITEM 2.01                          ACQUISITION OR DISPOSITION OF SIGNIFICANT ASSETS

On November 18, 2014, we acquired 3,003,600 restricted shares of common stock of CTYM from CTYM in consideration of $100,000.00.  Further, $89,150 of these proceeds was used utilized to extinguish all CTYM related party notes payable and accrued interest on such notes with the remaining funds to satisfy remaining outstanding debts of CTYM.  Further, on the same date, we acquired 7,509,000 restricted shares of common stock of CTYM from five (5) affiliates of CTYM in consideration of $250,000.  As of November 21, 2014, we own a total of 10,512,600 shares of common stock of CTYM or 87.81% of the total outstanding shares of common stock of CTYM.

ITEM 9.01                          FINANCIAL STATEMENTS AND EXHIBITS.

Financial Statements

Audited financial statements of CTYM and pro forma financial statements will be provided not less than seventy-one days from the date of this report.

Exhibit	Document Description

10.1	Stock Purchase Agreement with City Media, Inc.
10.2	Stock Purchase Agreement with 5 affiliates of City Media, Inc.
10.3	Lock Up Agreement with City Media, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 21st day of November 2014.

WEED GROWTH FUND, INC.

BY:	ERIC MILLER
Eric Miller, President